EXHIBIT (A)(25)

                              [NEIGHBORCARE LOGO]

December 23, 2004

Dear NeighborCare Associate,

Today "the other guy" announced that they intend to nominate a slate of three directors to our eight member board and begin a process commonly referred to as a "proxy contest" against our company. Several of you have asked what this means for us, so I would like to take this opportunity to summarize the implications of this proxy contest.


Like all publicly-traded companies, NeighborCare holds an annual shareholder meeting. During each annual meeting, our shareholders elect two or three directors, out of a total of eight, to our Board. In connection with this election, NeighborCare sends to each of its shareholders a document known as a proxy statement. This document identifies the persons who NeighborCare has nominated as directors to serve on the board and solicits the "proxy" of NeighborCare's shareholders to vote their shares in support of this group. A "proxy contest" occurs when a shareholder or group of shareholders nominates one or more directors to oppose those nominated by the company. That shareholder will also seek the "proxies" of NeighborCare's shareholders to vote in support of their nominees and in opposition to the Company's nominees. The nominees who receive the majority of votes cast win and will serve as NeighborCare directors. Even though we are confident that our shareholders will support our nominees, it is important to note that even if the other guy wins the election, they will not control NeighborCare's Board. They would only have one, two or three seats on our eight member Board, depending on the outcome of the election.

From the other guy's perspective, this is an attempt to gain representation on our board and, from there, try and convince us to accept their opportunistic offer. Management and the Board remain steadfast in our belief that the offer made by the other guy is inadequate and does not serve the best interests of our customers, shareholders, or other constituencies.


I hope that this has answered some of your questions. As always, I will keep you posted on any developments. If you have any questions, feel free to contact me or speak to your supervisor.



Sincerely,


/s/ John J. Arlotta

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.



      601 East Pratt Street, 3rd Floor    Baltimore, Maryland, 21202-6000
                      TEL 410.528.7300    FAX 410.528.7447


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EMPLOYEE FREQUENTLY ASKED QUESTIONS - PROXY CONTEST

Q. WHAT EXACTLY HAS OMNICARE ANNOUNCED?
A. The other guy announced that they intend to nominate three directors to our board and begin a process commonly referred to as a "proxy contest" against our company.

Q. HOW CAN THEY NOMINATE DIRECTORS TO OUR BOARD?
A. Like all publicly-traded companies, NeighborCare holds an annual shareholder meeting. During each annual meeting, our shareholders elect two or three directors, out of a total of eight, to our Board. In connection with this election, NeighborCare sends to each of its shareholders a document known as a proxy statement. This document identifies the persons who NeighborCare has nominated as directors to serve on the board and solicits the "proxy" of NeighborCare's shareholders to vote their shares in support of this group. A "proxy contest" occurs when a shareholder or group of shareholders nominates one or more directors to oppose those nominated by the company. That shareholder will also seek the "proxies" of NeighborCare's shareholders to vote in support of their nominees and in opposition to the Company's nominees. The nominees who receive the majority of votes cast win and will serve as NeighborCare directors.

Q. WHY ARE THEY DOING THIS?
A. From the other guy's perspective, this is an attempt to gain representation on our board and, from there, try and convince us to accept their opportunistic offer. We are confident, however, that our shareholders will support our nominees.

Q. WHAT DIRECTOR SEATS ARE UP FOR ELECTION?
A. The three seats up for election are those currently being held by Jim Dondero, Jim Bloem and Phyllis Yale.

Q. ARE YOU GOING TO NOMINATE THESE SAME THREE INDIVIDUALS FOR REELECTION?
A. We will be announcing our nominees for these Board seats when we file our own definitive proxy materials in advance of the 2005 annual meeting of shareholders.

Q. WHEN IS THE ANNUAL SHAREHOLDER MEETING?
A. The board of directors has not yet set a date for the 2005 annual meeting of shareholders.

Q. WHAT IF THE OTHER GUY WINS THE PROXY CONTEST?
A. It is much too early to determine the outcome of this contest. However, we are confident that our shareholders will support our nominees. It is also important to note that even if the other guy wins the election, they will not control NeighborCare's Board. They would only have one, two or three seats on our eight member board. In addition, management and the Board remain steadfast in our belief that the offer made by the other guy is inadequate and does not serve the best interests of our customers, shareholders, or other constituencies.

Q. WHAT CAN EMPLOYEES DO TO HELP THE COMPANY?
A. The most impact you can have is to continue to service our customers with the same quality they have come to expect. It is important that you remain focused on executing our business plan as it relates to the Top Five Priorities. All of the employees at NeighborCare have put in a significant effort over the last year and it has truly been recognized. We ask that you keep it up the good work and we promise to keep you informed of any new developments.

STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR


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THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES;
CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND IT BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING OMNICARE'S TENDER OFFER, BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.

NEIGHBORCARE, INC. PLANS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO NEIGHBORCARE'S SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS WITH RESPECT TO NEIGHBORCARE'S 2005 ANNUAL MEETING OF STOCKHOLDERS. NEIGHBORCARE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING DETAILED INFORMATION ABOUT INDIVIDUALS WHO MAY PARTICIPATE IN NEIGHBORCARE'S SOLICITATION OF PROXIES. NEIGHBORCARE'S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE FOR FREE AT WWW.SEC.GOV OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM. YOU MAY ALSO OBTAIN A FREE COPY OF NEIGHBORCARE'S PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BY CONTACTING MACKENZIE PARTNERS, INC., TOLL FREE AT 1-800-322-2885.